EXHIBIT 99.1

Digital Domain Media Group Advances Strategic Realignment Through Chapter 11 and
CCAA Filing; Searchlight Capital Partners L.P. to Acquire Digital Domain Productions, Inc.
and Subsidiaries, Including Mothership Media

Senior Noteholders to Provide DIP Financing to Fund Ongoing Operations

PORT ST. LUCIE, Fla.—September 11, 2012— Digital Domain Media Group, Inc. (NYSE: DDMG) today announced that as part of its previously announced strategic realignment, and to ensure the long-term future of its core business and facilitate a sale of assets, it has filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in Wilmington (“Court”) and is also seeking ancillary relief in Canada, pursuant to the Companies’ Creditors Arrangement Act (CCAA) in the Supreme Court of British Columbia, Vancouver Registry (the “Canadian Court”). DDMG also announced that it has entered into a purchase agreement with Searchlight Capital Partners L.P. (“Searchlight”) to acquire Digital Domain Productions and its operating subsidiaries in the United States and Canada (“DDPI”), including Mothership Media (“Mothership”), subject to the receipt of higher and better offers and Court approval.

DDPI and Mothership, with studios in California and Vancouver, are focused on creating digital visual effects, CG animation and digital production for the entertainment and advertising industries and are led by recently promoted Chief Executive Officer Ed Ulbrich.

“We’re excited to begin this new chapter in our history and look forward to partnering with Searchlight,” said Ulbrich, a 20-year veteran of the company. “The capital commitment of Searchlight will enable us to continue to bring our expertise to feature films, advertising, games, and other media experiences, with a focus on what we do best – creating amazing digital productions. We remain on track to deliver all of our clients’ productions on schedule, on budget and at the highest degree of quality that they expect from Digital Domain.”

During this process, DDPI and Mothership intend to continue to operate without interruption in the ordinary course of business including adhering to and seeing through client contracts.

“We believe in the visual effects business of Digital Domain, led by Ed Ulbrich and his team, and are strongly committed to maintaining the premiere product they create for customers and moviegoers. Upon Searchlight’s consummation of the transaction, we have committed and will continue to commit our strong financial resources and expertise to ensure that this business always remains healthy and vibrant,” said Eric L. Zinterhofer, co-Founder, Searchlight Capital Partners L.P.

Under the terms of the purchase agreement, Searchlight will acquire the assets of DDPI free and clear of all claims and encumbrances pursuant to section 363 of the U.S. Bankruptcy Code for the purchase price of $15 million. The sale will be the subject of a public auction, and DDMG is required to engage in a process of seeking the highest and best bid for these assets in accordance with the proposed bid procedures as filed with the Court.

The Senior Noteholders, led by Hudson Bay Master Fund Ltd., have agreed to provide DDMG with up to $20 million in debtor-in-possession financing. If approved by the Court, DDMG, DDPI and Mothership will have access to the funds to pay normal operating expenses, such as employee wages and benefits, payments to vendors and suppliers, and other obligations.

As previously disclosed, on August 10, 2012, DDMG retained Michael Katzenstein, a senior managing director with FTI Consulting, who now serves as Chief Restructuring Officer of DDMG and its operating subsidiaries. Mr. Katzenstein’s overall responsibilities include managing the day-to-day operations of DDMG, guiding and overseeing these reorganization proceedings and ensuring that the value of the estate is maximized for creditors.

“DDMG has been working diligently to reduce costs for the benefit of stakeholders and has already implemented various strategic realignment initiatives that we believe will have a positive impact on the robust and flourishing going concerns. In tandem with Senior Noteholders and other parties, it was determined that the use of these proceedings provides the most viable opportunity for creditor recovery while also ensuring identification of buyers who recognize the true value of these assets,” said Katzenstein. “Importantly, we are grateful for the cooperative assistance of our lenders, our customers and employees as we work to seamlessly transition these important businesses and other assets to financially strong and committed buyers. Their ongoing support ensures the success of these matters.”

As of June 30, 2012, the Company had total balance sheet assets of approximately $205 million and total balance sheet liabilities in the approximate amount of $214 million.

On September 7, 2012, DDMG announced the initiation of its strategic realignment that will allow it to focus on its core business Digital Doman Productions, Inc. As part of this process, DDMG began the cessation of its Port St. Lucie, Florida operations by reducing virtually its entire Port St. Lucie workforce by approximately 300 employees and retaining approximately 20 employees. In addition, John C. Textor resigned effective September 6, 2012 from his positions as Chief Executive Officer and Chairman of the Board of Directors of DDMG and from all other positions as officer and director of DDMG’s subsidiaries.

Additional information regarding DDMG’s Chapter 11 proceedings can be found at www.kccllc.net/DDMG or 866-927-7084.

About  Searchlight Capital Partners L.P.
Searchlight Capital Partners, L.P. (“Searchlight Capital Partners”) is a private investment firm founded in 2010 by senior partners formerly with industry leading investment management firms. Searchlight Capital Partners currently manages over $860 million, invests in a wide range of industries in North America and Europe, and has offices in New York, London and Toronto. For more information, please visit www.searchlightcap.com.

Safe Harbor Statement
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include comments about the Company's plans, prospects, strategies and future performance. They are made on the basis of our management’s current expectations and beliefs, as well as a number of assumptions regarding future events and business performance as of the time the statements are made. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control. These could cause actual results to differ materially from the results expressed or implied in the forward-looking statements.

Such differences may result from actions taken by the Company, as well as from developments beyond the Company’s control, including, but not limited to: price volatility of the Company’s common stock; changes in domestic and global economic conditions, competitive conditions and consumer preferences; our dependence on a limited number of large projects each year, and the timing of revenue flows from those projects; developments in the status of strategic initiatives taken by the Company; audience acceptance of feature films we may co-produce; and rapid technological developments, including new forms of entertainment.

Further information on these and other factors and risks that could affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. These documents are available on the SEC Filings subsection of the Investors section of the Company’s website at: http://www.ddmg.co.

Information on our website is not part of this press release. All information provided in this press release is as of September 11, 2012, and the Company undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Media Contacts:

Jennifer E. Mercer, Van Meter Consultants for Digital Domain, jmercer@vanmeterconsultants.com, 818-981-2800

Julie Miller, Director, Communications & Marketing, Digital Domain, jmiller@d2.com, 310-259-5834